Exhibit 10.7

COMMERCIAL LEASE AGREEMENT

Item	Item Schedule

1.	AGREEMENT	Clause 1(1)

	THIS AGREEMENT is made on 05/08/2014 at Rozelle	N.S.W.

Between the Landlord and the Tenant.

2.	LANDLORD

Name:	Mary Montague and Janice Leong
Address:	C/- Ray White Commercial Inner West			ACN:
				ABN:	44 490 196 546
Phone:	(02) 9180 3422	Fax:		Mobile: 0408 370 591
Email:	janice.leong@montagueleong.com.au		Licence No.:		GST Registered: Yes / No

3.	LANDLORD’S AGENT	Clause 21

Name:	Balmain Commercial Real Estate Pty Ltd T/as Ray White Commercial Inner West
Address:	563 Darling Street				ACN:
	Rozelle, NSW, 2039				ABN:	99 102 558 770
Phone:	(02) 9810 3422	Fax:	(02) 9810 2422	Mobile:
Email:	michele.morrison@raywhite.com					Licence No.:	1187745

4.	TENANT

Name/s:	Benitec Limited
Address:	Level 16, 356 Collins Street, Melbourne VIC 3000
ABN:	64 068 943 662	Phone:	(02) 9555 6986	Fax:	Mobile:	0412 457 595
Email:	pfrench@benitec.com				GST Registered: Yes / No

5.	GUARANTOR/S If more than (2) Guarantors, attach additional names as a schedule to the Special Conditions				Clause 31

(1)	Name:
	Address:			ACN:
ABN:
	Phone:	Fax:	Mobile:
Email:

(2)	Name:
	Address:			ACN:
ABN:
	Phone:	Fax:	Mobile:
Email:

6.	PREMISES	Clause 1(11)

Address:	F6/ 1-15 Barr Street, Balmain NSW 2041
(Includes all Landlord’s fitting and fixtures)

Area of Premises: 161 m2 (approx.)

7.	RENT	Clauses 1(6), 1(12), 4 & 22

Rent Payable year one: $64,359.72 excluding / including / plus GST per annum
$5,363.31 payable ~~weekly~~ / ~~fornightly~~ / monthly / ~~quarterly~~ in advance on the: 1st September 2014
Other Information:
Rent Review Type: CPI / ~~Other~~ (if other, see Special Conditions)
Date of Initial Rent Review: 1st September 2015
And thereafter:	Annually	(e.g. annually)

7.	RENT (Continued)	Clauses 1(6), 1(12), 4 & 22
Payable:
(a) ☒ as directed from time to time by the Landlord or the Landlord’s Agent; or
(b) ☐ into the following account

Bank:	Branch:	BSB:

Account Name:	Account Number:

or any other account nominated by the Landlord.

8.	SECURITY BOND	Clause 17
~~Bank Guarantee~~ / Security Bond payable by the Tenant: $ 15,697.50 or equivalent to currently held months rent.
9.	TERM	Clauses 1(9) & 3.1
Lease Commencement Date: 01 / 09 / 2014 Lease End Date: 31 / 08 / 2016
Lease Term: 2 years
10.	OPTION TO RENEW	Clause 5
(Note: it is advised that the Tenant obtain professional legal advice regarding the registration of a renewed lease)

10.1	Option to renew given: ☒ Yes ☐ No

10.2	Option Details:	(1) Term: 2 years

		(2) Rental Yr one:	Tick ONE only

☒ Market Review (see Clause 5.4) ☐ Other (e.g. CPI) (insert as a Special Condition)

10.3	Period in which to exercise the option: (If no period is specified, notice shall be given no more than 6 and no less than 3 months from the date of expiry of the term.)

11.	TENANT’S INSURANCE	Clauses 8.1(12) - 8.1(16)

Public Liability cover: $10,000,000

Other:

12.	PERMITTED USE	Clause 6.1

13.	OUTGOINGS	Clauses 1(2), 1(10) & 8.1(5)

	Payable by Tenant: ☐ Yes ☒ No Outgoings in addition to those specified in Clause 1(10): (see attached Outgoings Schedule if insufficient room) Tenant’s% of Outgoings: Tick ONE only ☐ % of Outgoings OR	(1) (2)

☐ % of increases in Outgoings above the Base Year Outgoings where Base Year is 20

14.	OVERDUE MONIES			Clause 29
	Interest charged: ☒ Yes ☐ No	Interest Rate:	12	% per annum.

15. SPECIAL CONDITIONS	Clause 28

Refer to Addendum Item F1

16. SIGNATURES

The Landlord and Tenant agree to be bound by this Agreement which also includes conditions implied by Section 84 and Section 85 of the Conveyancying Act 1919 unless modified or amended by this Agreement

Landlord:	Witness:

Tenant(s):	Witness(es):

Guarantor(s):	Witness(es):

17. IF EXECUTED BY A CORPORATION (to be completed where the Landlord &/or Tenant is a corporation) Note: A common seal need not be affixed.
Executed in accordance with Section 127 of the Corporations Act 2001.
Director:	Director/Secretary:

Print Name:	Print Name:

Date:	Date:

Director:	Director/Secretary:

Print Name:	Print Name:

Date:	Date:

Director:	Director/Secretary:

Print Name:	Print Name:

Date:	Date:

Surrender of Lease

NOTICE

In consideration of $0.00, receipt of which hereby acknowledged, the Tenant surrenders all the Tenant’s estate and interest in the Lease and the Landlord accepts a surrender of the Lease such that the residue of the unexpired term will merge in the freehold reversion and be extinguished on the signing of this surrender.

SIGNATURES

Dated this	day of	20

Landlord:			Witness:

Tenant:			Witness:

Commercial Lease Agreement – Terms of Agreement – Pursuant to the

Conveyancing Act 1919

1.	Definitions

In this Schedule the following mean:

(1)	Agreement: this Commercial Lease Agreement consisting of the Item Schedule, the Terms of Agreement and any attached Schedule.

(2)	Base Year Outgoings: the Outgoings payable in the Base Year Item (13).

(3)	Business Day: Any day other than a Saturday, Sunday or public holiday under the Public Holidays Act 2010 in the State of New South Wales.

(4)	Commercial Building: means the building or buildings used for carrying on commercial activities of which the Premises are a part.

(5)	Common Areas: Includes:

(1)	entrances and exits

(2)	pathways, escalators and elevators

(3)	malls and walkways

(4)	parking areas

(5)	toilets and rest rooms; and

any areas of the Commercial Building which the Landlord may from time to time designate.

(6)	Consumer Price Index (CPI): is the Consumer Price Index (All Groups Index) for Sydney as published by the Australian Statistician.

(7)	GST: has the same meaning used in the A New Tax System (Goods & Services Tax) Act 1999 and “GST” includes any applicable rulings issued by the Commissioner of Taxation.

(8)	Land: the Land upon which the Commercial Building is constructed.

(9)	Lease Term: the period of time set out in Item (9) of the Item Schedule.
(10)	Outgoings: include:

(1)	all state and local government rates and charges on the Land and Commercial Building (including land tax) including water and sewerage rates and general rates.

(2)	periodic charges and levies including insurance premiums and fire protection services.

(3)	repair, maintenance and cleaning (excluding structural matters and major repairs)

(4)	those things (if any) specified in Item (13) of the Item Schedule

(11)	Premises: the premises referred to in Item (6) of the Item Schedule.

(12)	Rent Review Date: the date the rental amount charged to the Tenant is reviewed (as provided in Item (7) of the Item Schedule)

(13)	Rules: rules made by the Landlord from time to time for operating the Commercial Building.

(14)	Security Interest: means an interest in personal property provided for by a transaction that, in substance, secures payment or performance of an obligation. See Section 12 of the Personal Property Securities Act 2009.

(15)	Tenant’s Chattels: The Tenant’s items of personal property.

(16)	Valuer: a Valuer registered in accordance with the provisions of the Valuers Act 2003 and who is able to carry out rental determinations as may be required under this Agreement.

2.	Interpretation

2.1	In this Agreement, unless the contrary intention appears:

(1)	the singular includes the plural and vice versa.

(2)	‘person’ includes a firm, a body corporate.

(3)	an agreement, representation or warranty:

(1)	in favour of two or more persons is for the benefit of them jointly and severally.

(2)	on the part of two or more persons binds them jointly and severally.

(4)	a reference to:

(1)	an item number is a reference to an item in the Item Schedule.

(2)	a person includes the person’s executors, administrators, successors and assigns.

(3)	a document includes any variation to that document.

(4)	any law includes all regulations and other instruments under it and amendments or replacements of any of them.

(5)	the Item Schedule and any attached addendum pages and annexures shall form part of this Agreement.

(6)	any party signing as trustee contracts personally and as trustee

(7)	headings do not form part of this Agreement

2.2	A reference to month or monthly means a calendar month or calendar monthly.

3.	Holding Over

3.1	At the Lease End Date stated in Item (9) the Tenant may continue but only with the Landlord’s prior written consent to occupy the Premises and shall do so as a monthly Tenant subject to the provisions of this Agreement.

3.2	A monthly tenancy may be terminated by either party giving to the other, not less than one month’s notice.

3.3	To remain in occupation after the Lease End Date the Tenant must obtain the Landlord’s consent not less than one month prior to that date.

4.	Rent

4.1	The Tenant agrees to pay the Rent in advance as specified in Item (7).

4.2	Rent for any broken period of less than a month will be apportioned on a daily basis.
4.3	If specified in Item (7) that the Rent amount is to be reviewed in accordance with the CPI then the Rent shall be adjusted in accordance with the following formula:

R=A x	B
C

Where:

R represents the CPI adjusted Rent.

A is the Rent payable immediately prior to the Review Date

B is the CPI for the quarter immediately prior to the relevant Review Date in Item (7).

C is the CPI published for the quarter ending one year prior to the quarter in B.

4.4	If the CPI is suspended or discontinued, the Index used for the formula in Clause 4.3 will be that which is substituted by the Australian Statistician.

5.	Option/s to extend Lease Period

5.1	If an option to extend the Lease Term of the Agreement is given in Item (10) the Tenant must exercise the option in writing in accordance with the exercise period in Item (10).

5.2	An option to extend the Lease Term of the Agreement shall only be granted by the Landlord if the Tenant has complied with the Terms and Conditions of this Agreement.

5.3	The Tenant having complied with Clause 5.1 & 5.2 the Landlord will grant a further lease of the Premises to the Tenant on the same terms and conditions as this Agreement subject to Clause 5.4, excluding Item (10) of the Item Schedule and this Clause and otherwise varying Item (9) of the Item Schedule as to the Lease Commencement and Lease End Date.

5.4	Rental for the further term will be:

(a)	as agreed between the parties

Or failing agreement:

(b)	as provided in Item (10.2)

(c)	where the rental is to be determined by market review the current market rent will be determined by a Valuer within a reasonable time (not less than two months) prior to expiration of the current Term.

(d)	in any case market rent or other, the rental shall not be less than the rental charged at the expiration of the prior term.

(e)	once determined, the rental for the future term will be payable from the commencement date of the new term.

5.5	The Landlord and the Tenant shall equally share any costs incurred relating to a rental determination under Clause 5.4.

5.6	No failure by the Tenant to comply with the Terms and Conditions of this Agreement precludes the Tenant’s entitlement to the option unless notice has been served in compliance with Section 133(E) of the Conveyancing Act 1919 and the Tenants rights are thereby extinguished.

6.	Tenant’s permitted use of the Premises

6.1	The use of the Premises, by the Tenant, shall be for the Permitted Use (Item 12) only.

6.2	The Tenant must obtain all the necessary approvals from any statutory, public or other competent authorities regarding the use of the Premises.

6.3	The Tenant and/or the Tenant’s employees must not:

(a)	install any equipment in the Premises that may overload any Services; or

(b)	carry on any illegal activities or interfere with the rights of other tenants; or

(c)	do or neglect to do anything to or upon the Premises which may make void or increase the premium of any insurance on the Premises or any property in them; or

(d)	use the fixtures and fitting within the Premises for any use other than that for which they are intended; or

(e)	not keep pets on the Premises and notify the presence of infectious diseases or vermin.

6.4	In common with other persons authorised by the Landlord, the Tenant and the Tenant’s Employees may use the Common Areas and the fixtures and fittings within those areas for the purposes for which they were designed or intended.
6.5	The Tenant must comply with the Rules and all reasonable directions given to it by the Landlord relating to conduct in the Common Areas.

6.6	The Tenant and its employees must not interfere with or impede other persons using the Common Areas or facilities servicing same.

6.7	The Tenant acknowledges the Landlord has given no warranty regarding the suitability of the Premises for the use permitted under this Agreement. (See Item (12)). The Tenant occupies the Premises at the Tenant’s own risk.

7.	Building Works and Other Alterations

The Tenant must not carry out any building works or other alterations including the erection, painting, writing or attachment of any sign to the Premises without:

(1)	obtaining written approval from the Landlord (and if required from the relevant authorities).

(2)	submitting to the Landlord the necessary specifications and plans for the proposed works

8.	Tenant’s Responsibilities

8.1	The Tenant will:

(1)	maintain the Premises and all fixtures and fittings in a reasonable state of repair without damage or loss (fair wear and tear excepted). Provided however, the Tenant shall not be required to carry out any structural work unless it has become necessary because of any actions (negligent or deliberate) of the Tenant.

(2)	keep the Premises and immediate surrounds clean and tidy

(3)	make repairs in respect to damage caused by the Tenant

(4)	carry out works on the Premises in accordance with notice given by the Landlord under Clause 10.2(4).

(5)	immediately on receipt of notice pay to the Landlord, Outgoings in accordance with Item (13) of the Item Schedule and Stamp Duty under Clause 19.

(6)	inform the Landlord, within a reasonable period of time, of any defect or damage in or to the Premises.

(7)	keep the Premises free of rodents, termites, cockroaches, and other vermin.

(8)	adhere to the terms of this Agreement.

(9)	pay to the Landlord any amounts relating to increases in the Landlord’s insurance premiums due to the Tenant’s failure to act in accordance with Clause 6.3(c).

(10)	not install any heavy equipment except as approved and subject to the conditions set out by the Landlord in writing. Any damage occasioned thereby will be rectified by the Tenant at its cost.

(11)	with respect to the Premises, ensure that charges for:

(1)	electricity

(2)	gas

(3)	excess water

(4)	excess of garbage

(5)	sanitary

(6)	telephone

are paid.

(12)	insure all property situated in the Premises belonging to the Tenant, or for which the Tenant is legally liable, from fire with standard coverage in the joint names of the Landlord and the Tenant.

(13)	maintain public liability insurance in accordance with Item (11) of the Item Schedule.

(14)	insure its own plant, equipment and stock in trade.

(15)	insure all plate glass in the Premises.

(16)	insure for any other form of insurance the Landlord may from time to time reasonably require. (see Item 11)

(17)	not to carry on any offensive trade within the Premises.

(18)	keep the Premises secure at all times

(19)	carry on its business in a fit and proper manner during the term of the Lease or any extension.

(20)	maintain the appropriate licenses or permits, if any, relating to the Tenant’s business and comply with statutes, orders and by-laws relating to the Tenant’s use and occupation of the Premises and Building and promptly notify the Landlord on receipt of any notices or orders in relation to or affecting the Premises.

8.2	At the end of the Lease, unless otherwise agreed, the Tenant must vacate the Premises and:

(1)	remove all Tenant’s Chattels

(2)	remove all Tenant’s fittings and fixtures as directed or required by the Landlord.

(3)	repair any damage caused by the removal of chattels, fittings and fixtures as provided for in Clauses 8.2(1) and 8.2(2).

(4)	leave the Premises including fixtures and fittings in a clean and reasonable state of repair

(5)	return all keys and other devices and codes for access to the Landlord or the Landlord’s Agent.

8.3	If the Tenant fails to remove the Tenant’s Chattels as required by Clause 8.2 the Landlord may:

(a)	remove and store the Tenants Chattels at the Tenant’s risk and expense; or

(b)	treat the Tenant’s Chattels as if the Tenant had abandoned its interest in it and the Tenant’s Chattels has become the Landlord’s property and may deal with it as the Landlord thinks fit without being liable to account to the Tenant.

8.4	After Termination or the expiry of the Lease the Tenant remains liable for payments in respect of periods prior to such Termination or expiry.

8.5	The Tenant will ensure that its employees, invitees, agents and licensees comply with the terms of this Agreement and any Rules relating to it.

8.6	For the purpose of Clause 8.1(5) land tax will be calculated as if the Land was the only land owned by the Landlord in New South Wales.

9.	Quiet Enjoyment

The Tenant performing its obligations under this Agreement may use the Premises without interruption or disturbance from the Landlord or persons claiming through or under the Landlord.

10.	Landlord’s Rights and Responsibilities

10.1	On delivery of possession of the Premises the Landlord will ensure the Premises are:

(1)	safe and fit to occupy.

(2)	clean

(3)	in compliance with state and local authority building regulations

(4)	insured as part of the Commercial Building against all reasonable insurable contingencies in broad cover form (including public liability) such policies are to be maintained for the Lease Term of this Agreement.

10.2	It is the Landlord’s responsibility to:

(1)	provide to the Tenant, at the start of the Lease Term, a stamped copy of this Agreement duly signed by both parties.

(2)	promptly carry out repairs of a structural nature except where such repairs have become necessary as a result of the actions of the Tenant. (refer Clause 8.1(1))

(3)	maintain services for the Premises including services used in common with the Landlord and other Tenants

(4)	serve upon the Tenant written notice of any defect, requiring the Tenant to make repairs in accordance with any covenant expressed or implied in this Agreement.

(5)	issue to the Tenant all relevant tax invoices for receipt of payments made by the Tenant throughout the Lease Term that may be reasonably required to be held for tax purposes by the Australian Tax Office.

(6)	make payment of all costs relating to the Landlord’s management of the Premises.

10.3	On the giving of 2 days notice to the Tenant, the Landlord may at reasonable times enter the Premises for the purposes of:

(1)	viewing the state of repair of the Premises
(2)	performing any building and other repair work in accordance with Clause 10.2(2) and 10.2(3) or those works that the Tenant has failed to complete in accordance with Clause 8.1(4)

(3)	carrying out requirements of state, local or other competent authorities.

10.4	In the case of a proposed sale or reletting of the Premises the Landlord may at all reasonable times access the Premises with prospective purchasers or tenants.

10.5	The Landlord may in cases of:

(a)	Emergency; or

(b)	if reasonable evidence suggests the Premises has been abandoned enter the Premises without first giving notice to the Tenant.

10.6	If the Tenant fails to carry out any of its obligations hereunder the Landlord may after giving notice in accordance with Section 129 of the Conveyancing Act 1919 rectify such breach and recover any expenditure from the Tenant.

11.	Strata Plan

11.1	If during the Lease Term the Landlord determines to register a Strata Plan in relation to, or affecting the Premises, the Tenant will consent if requested by the Landlord to the Strata Plan.

11.2	Subsequent to registration of the Strata Plan, compliance by the Landlord with the Strata Plan will not amount to default by the Landlord under this Agreement.

11.3	The Landlord will comply with by-laws except in so far as such compliance would be contrary to the terms of this Agreement.

11.4	If required by the Landlord the Tenant will, at the cost of the Landlord, surrender the existing Agreement and enter into a new Agreement on the same Terms and Conditions as this Agreement save as follows:

(1)	the new Agreement shall commence from the date of surrender and terminate on the date this Agreement would have otherwise expired.

(2)	the provisions of the Agreement will be altered to the extent necessary to enable compliance with the Strata Plan.

(3)	Outgoings will include levies payable by the Landlord in accordance with the Strata Plan.

12.	Damage or Destruction

12.1	Where the Premises becomes wholly or partially unfit for the Tenant to occupy due to damage or destruction, not caused by the Tenant or the Tenant’s Employees, the Landlord will adjust the Rent and other amounts payable by the Tenant in accordance with the degree of damage or destruction until the Premises are restored and made fit for the Tenant to occupy.

12.2	The Landlord is not required to restore the Premises. However should the Landlord not notify the Tenant of its intention to restore the Premises within one month of the date of damage or destruction either party may give one month’s notice terminating the Tenancy.

12.3	Termination under this Clause is without prejudice to the rights of either party for any antecedent breach or non observance of any provision of this Agreement.

12.4	Should the damage or destruction have been caused or contributed to by the Tenant or its employees or should the Tenant or Tenant’s employees actions result in the Landlord’s insurer refusing to indemnify, Clause 12.1 and 12.2 will not apply.

12.5	In the case of any dispute arising under Clause 12, the provisions of Clause 25 will apply, however if the dispute is not resolved, the same shall be referred to arbitration under the provisions of the Commercial Arbitration Act 2010.

13.	Joint Obligation

In the case of a breach of this Agreement the parties shall take reasonable steps to mitigate damages. Provided however, if the Tenant fails to notify the Landlord in accordance with Clause 8.1(6) the Landlord will not be liable for damages suffered by the Tenant.

14.	Assignment or Subletting

14.1	The Tenant will not assign or sublet without the Landlord’s consent.

14.2	The Landlord will not, in the case of suitable assigns, unreasonably refuse to grant the Tenant’s requests where the Tenant is not in default.
14.3	The Tenant will pay the Landlord’s costs in relation to any assignment or subletting.

14.4	The proposed assignee shall:

(1)	provide suitable references

(2)	enter into a written agreement agreeing to comply with the terms of this Agreement.

15.	Dealings

The Tenant is not entitled to deal with the Lease or other assets of the business on, in or from the leased Premises by way of security or by way of creating a security interest, without first having obtained the Landlord’s consent, which consent, is at the sole discretion of the Landlord and may be granted upon such terms and conditions as the Landlord considers reasonable.

16.	Indemnity

16.1	The Tenant indemnifies the Landlord from and against all claims including legal actions during or after this agreement arising from;

(a)	neglect or default by the Tenant or Tenant’s employees; or

(b)	Tenant’s failure to give notice of damage or defect to the Premises; or

(c)	damage to person or property caused or contributed to by the Tenant or Tenant’s employees; or

(d)	anything the Landlord is required to do under this Agreement unless arising from negligence of the Landlord or its employees

16.2	By signing this Agreement the Tenant for itself and its employees agrees that use and occupancy of the Premises will be at the Tenant’s own risk.

17.	Security Bond

17.1	If a requirement for a Security Bond is provided for in Item (8), for the purpose of securing the performance by the Tenant of its obligations under this Agreement, the Tenant must:

(a)	lodge with the Landlord a cash deposit; or

(b)	arrange for the issue of an unconditional bank guarantee, in favour of the Landlord which does not have an expiry date.

17.2	On the sale or the transfer of the Premises the Landlord may assign its right with respect to the Security Bond to the purchaser and upon notifying the Tenant the Landlord will be released from all obligations in relation to the Security Bond. Where the Security Bond is not assignable, the Tenant will cause a replacement guarantee to be issued in favour of the purchaser, the reasonable costs of which will be met by the Landlord. Where a replacement Security Bond has been issued the original must be released to the Tenant.

17.3	The Landlord may apply the Tenant’s Security Bond towards compensation for any loss or damage incurred or sustained by the Landlord due to the Tenant’s failure to comply with any of its obligations under this Agreement.

17.4	The Landlord’s exercise of its rights with respect to the Security Bond does not prejudice any other rights of the Landlord arising from a breach of the terms of the Agreement.

17.5	The Landlord will as soon as practicable after the end of the Lease Term or any extension of the Lease Term cause to be released, subject to any unsatisfied claim under Clause 17.3, the Security Bond to the Tenant.

17.6	The amount of the Security Bond shall be adjusted in each year of the lease, subsequent to the first year, by using the same method as that used for Rent Reviews.

18.	Tenant’s Default

18.1	The following events are considered an act of default by the Tenant:

(a)	the Tenant’s failure to pay the Rent or any other monies payable under this Agreement for any period in excess of 7 days after such monies have become due, whether any formal demand is made or not. (Section 85(1)(d) of the Conveyancing Act 1919 is modified accordingly); or

(b)	repairs required by any notice are not carried out by the Tenant within the time specified in the notice; or

(c)	the Tenant fails to perform or observe any of its covenants or obligations under this Agreement; or

(d)	the Tenant commits an act of bankruptcy or an act allowing the Tenant’s property to become liable to be taken in execution; or

(e)	the Tenant, being a corporation, has an administrator, liquidator, or receiver appointed (accept for the purposes of reconstruction).

18.2	If the act of default by the Tenant in Clause 18.1(a) is not resolved forthwith or any of the acts of default by the Tenant in 18.1(b) to 18.1(d) are not resolved by the Tenant in accordance with notice from the Landlord under the provisions of Section 129 of the Conveyancing Act 1919, the Landlord may without limiting other remedies, including action for damages and/or specific performance:

(1)	terminate this Agreement in accordance with Clause 26.1

(2)	resume possession of the Premises

(3)	claim the loss, if any, incurred by the Landlord

(4)	continue the Agreement on a periodic basis.

19.	Stamp Duty

Payment of Stamp Duty and/or all other taxes, levies or fees in relation to this Agreement are the responsibility of the Tenant.

20.	Professional Fees

All professional fees incurred by the Landlord in relation to this Agreement shall be paid by the Tenant.

21.	Landlord’s Agent

The parties agree that the landlord may appoint an Agent to administer this Agreement.

22.	GST

22.1	The Tenant is required to pay to the Landlord the GST amount for a taxable supply made to the Tenant under this Agreement on provision by the Landlord of a valid tax invoice.

22.2	Unless otherwise expressly stated, all monies payable by the Tenant to the Landlord under this Agreement are expressed exclusive of GST.

23.	Invoices

23.1	The Landlord will issue tax invoices when necessary in respect of all monies owing by the Tenant to the Landlord.

23.2	Invoices or statements (original or substituted) given to the Tenant detailing the amounts that the Tenant or the Guarantor (if applicable) must pay to the Landlord under this Agreement are presumed correct when issued.

24.	Time

24.1	Time shall be of the essence regarding the carrying out of either party’s obligations under this Agreement.

24.2	Any event that must occur on or before a specified date, in respect to this Agreement, which date does not fall on a Business Day shall be extended to the next Business Day following the specified date.

25.	Notice of Dispute

In case of disputes either party may serve on the other a notice containing full details of the dispute in which case both parties will use their best endeavors to settle the dispute without recourse to litigation

26.	Termination

26.1	The Landlord may give notice terminating this Agreement if:

(a)	the Tenant fails to remedy a default; or

(b)	the Premises is permanently unfit for the Tenant to occupy in accordance with Clause 12.

26.2	If the Tenant fails to vacate the Premises upon receiving notice in accordance with Clause 26.1 the Tenant is liable to pay compensation to the Landlord for any loss occasioned by the Landlord resultant upon that failure and the receipt of funds by the Landlord shall not create a new Tenancy.

26.3	In the case of default, and the tenancy under this Agreement continuing (in accordance with notice given by the Landlord) on a periodic basis, the Tenant may continue to occupy the Premises on a periodic basis on the terms and conditions determined by the Landlord, but without prejudice to any rights accruing to the Landlord under this Agreement.

26.4	Should the landlord be in breach of its provisions of this Agreement the Tenant may give to the Landlord notice in writing to remedy such breach. If within 14 days after receipt of such notice the Landlord has not taken steps to remedy the breach the Tenant may terminate this
Agreement by giving 30 days notice in writing to the Landlord.

27.	Entire Agreement

This Agreement forms the entire Agreement between the parties and each party has entered into this Agreement after making their own enquiries and without relying on representations not contained herein.

28.	Special Conditions

Any Special Conditions to this Agreement shall form part of this Agreement. Should there be any inconsistency between the Terms of Agreement and the Special Conditions the Special Conditions shall apply.

29.	Interest on Overdue Monies

29.1	Any monies payable under this Lease Contract, (or any judgment given in respect of this Lease Contract) not paid when due will attract Interest from the due date for payment, to the date of payment at the rate prescribed in Item (14). If no rate is prescribed, the rate will be equivalent to the Lessor’s bank overdraft rate plus 2%.

29.2	Interest due will not be payable until notice is given to the lessee by the Lessor in respect to monies owed.

30.	Notices

30.1	Any notice to be served on any party under this Agreement shall be in writing and may be served on that party:

(a)	by delivering the notice to the party personally; or

(b)	by leaving it for the party at the party’s address as stated in Items (2), (3) and (4); or

(c)	by posting it to the party, by registered mail as a letter addressed to the party at the address as stated in Items (2), (3) or (4); or

(d)	by facsimile to the party’s facsimile number in Items (2), (3) or (4).

30.2	A notice so posted shall be deemed to have been served, unless the contrary is shown, at the time when, by the ordinary course of post, the notice would be delivered.

30.3	Notices must be served before 5pm on a Business Day, failing which, such Notice will be deemed to have been served on the next Business Day.

31.	Guarantor

31.1	In consideration of the Landlord granting this Lease to the Tenant at the Guarantor’s request, the Guarantor guarantees to the Landlord:

(1)	the payment by the Tenant of the Rent and other money agreed to be paid; and

(2)	prompt performance and observance of all of the Tenant’s covenants and obligations contained or implied in this Agreement; and

(3)	indemnifies the Landlord against all claims which the Landlord may suffer or incur in connection with any breach or default by the Tenant under this Agreement or any extension or renewal of the Lease Term.

31.2	The liability of the Guarantor under this guarantee and indemnity will not be affected by the granting of time or any other indulgence to the Tenant or by the compounding compromise, release or variation of any of the rights of the Landlord against the Tenant.

32.	Provision of Documents

The parties agree and confirm this Agreement may be forwarded electronically if the recipient has provided an email address or facsimile number in the Item Schedule to this Agreement.

33.	Severability

Should any court or tribunal of competent jurisdiction determine any term, provision or obligation of this Agreement to be void, illegal or unenforceable by law, that term, provision or obligation must be read down to the extent possible or removed from the Agreement whilst keeping the operation of the remainder of the Lease in effect.

NOTE

(1)	This Agreement is not suitable, nor intended to be used for leases under the Residential Tenancies Act 2010 and/or the Retail Leases Act 1994.

(2)	Parties to this Agreement should refer to the Conveyancing Act 1919 Schedule 4 Part 2 for clarification of short form covenants where used in this Agreement. (Refer to Clauses 8.1(1),
8.1(4), 8.1(5), 8.1(13), 8.1(18), 8.2(1), 9, 10.3, 12 and 14)

(3)	Any lease of a term longer than 3 years will require registration under the Real Property Act 1990 in which case this document will form a schedule to the Land & Property Information NSW (LPI) Lease Form 07L.

Addendum

F1.	Special Conditions

•	Tenant to be responsible for cleaning and rubbish removal

•	The tenant agrees neither to change any lock nor fit any lock on the premises without the express approval in writing of the Landlord or Agent. If permission is obtained, a copy of the new keys must be immediately provided to the Agent or Landlord. In default, the Landlord or Agent is authorized to have a locksmith gain access; any cost incurred will be borne by the Tenant/s.

•	Lessee to be responsible for all lease preparation and disbursements costs.

•	The lessee/s agree to pay all water usage charges as may be levied at the premises under a “User Pays” billing system where applied by the local Water Authority (as a %).

•	Tenant is responsible for electricity costs.

•	The fridge, microwave and dishwasher will be left as part of the kitchen and it will be up to the tenant to maintain or replace them if necessary.

•	Tenant is responsible for all repairs and maintenance except those which may be structural.

•	Lessee responsible for all air conditioning repairs & maintenance as well as cleaning of the filters. They must engage a reputable air conditioning maintenance contractor to conduct regular maintenance checks.

•	The lessee will take all reasonable precautions to keep the interior of the premises free of rodents, vermin, insect pests, birds and animals, sealing any food products in air tight containers and employ from time to time pest exterminators approved by the lessors.

•	All rent is due and payable by the due date. Should the rent fall in arrears of more than 5 working days at any time there will be a $25 fee payable as administration costs to cover any notice that needs to be served for the collection of arrears of rent or overdue outgoings.